                                                                     EXHIBIT 4.H

     THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of August 1, 1995, is between LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States of America, acting as Trustee under the Original Indenture referred to below (the "Trustee").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Company has duly authorized the execution and delivery of an Indenture dated as of September 1, 1987 (the "Original Indenture") to provide for the issuance from time to time of its unsecured notes or other evidences of indebtedness to be issued in one or more series (the "Securities"), as in the Original Indenture provided, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors;

     WHEREAS, the Company has duly authorized the execution and delivery of a Supplemental Indenture dated as of November 25, 1987 to incorporate by reference Articles One through Thirteen of the Lehman Brothers Holdings Inc. Standard Multiple-Series Indenture Provisions dated and filed with the Securities and Exchange Commission (the "Commission") on July 30, 1987 and as amended and refiled with the Commission on November 16, 1987 (the "Standard Provisions");

     WHEREAS, the Company has duly authorized the execution and delivery of a Second Supplemental Indenture dated as of November 27, 1990 to provide for the issuance of global Securities in either registered or bearer form or in either temporary or global form and for the defeasance of certain obligations;

     WHEREAS, the Company has duly authorized the execution and delivery of a Third Supplemental Indenture dated as of September 13, 1991 to provide for the conformity of Section 602 of the Standard Provisions to Section 315(b) of the Trust Indenture Act of 1939, as amended;

     WHEREAS, the Company has duly authorized the execution and delivery of the Fourth Supplemental Indenture dated as of October 4, 1993 in order to provide for the issuance of, and clarify the treatment of Indexed Securities and Dual Currency Securities (as each such terms are defined in the Indenture);

     WHEREAS, the Company has duly authorized the execution and delivery of this Fifth Supplemental Indenture in order to provide for the new Euroclear and Cedel rules with respect to the exchange of Bearer Securities in global form (as each such terms are defined herein and in the Indenture);

     WHEREAS, the Original Indenture, as amended by the Supplemental Indenture, the Second Supplemental Indenture, the

Third Supplemental Indenture and the Fourth Supplemental Indenture, is hereinafter referred to as the "Indenture";

     WHEREAS, Section 901(11) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without the consent of any Holders of Securities, to make provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the Interests of the Holders of Securities of any series in any material respect;

     WHEREAS, the Company has determined that this Fifth Supplemental Indenture complies with said Section 901(11) and does not require the consent of any Holders of Securities. On the basis of the foregoing, the Trustee has determined that this Fifth Supplemental Indenture is in form satisfactory to it; and

     WHEREAS, all acts and things necessary to make this Fifth Supplemental Indenture a valid agreement of the Company according to its terms have been done and performed, and the execution and delivery of this Fifth Supplemental Indenture have in all respects been duly authorized. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture. Capitalized terms herein, not otherwise defined, shall have the same meanings given them in the Indenture.

     In consideration of the premises, of the purchase and acceptance of the Securities by the Holders thereof and of the sum of one dollar duly paid to it by the Trustee at the execution and delivery of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Securities or of any series thereof and any related coupons, as follows:


     SECTION 1.  AMENDMENTS TO THE STANDARD PROVISIONS

     1.1  Amendment to Section 101 of the Indenture.  Section 101 of the
          -----------------------------------------
Indenture is hereby amended by (a) deleting in their entirety the definitions of "CEDEL, S.A." and "Euro-clear" and (b) inserting in proper alphabetical order the following definitions:

          '"Cedel" means Cedel Bank, societe anonyme. All references in the Indenture to "CEDEL, S.A." shall mean "Cedel".

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, or its successor, as operator of the Euroclear System. All references in the Indenture to "Euro-clear" shall mean "Euroclear".'

     1.2  Amendment to Section 203 of the Indenture.  Section 203 of the
          -----------------------------------------
Indenture is hereby amended by deleting the last sentence of the last paragraph thereof.

     1.3  Amendment to Section 301 of the Indenture.  Section 301 of the
          -----------------------------------------
Indenture is hereby amended by (a) replacing the word "definitive" on the third and fourth lines of paragraph (23) with the word "permanent", (b) redesignating paragraph (25) as paragraph (27) and (c) inserting the following paragraphs in proper numerical order:

          "(25) if the Securities of such series may be converted into or exchanged for other securities of the Company or any other Persons, the terms and conditions pursuant to which the Securities of such series may be converted or exchanged;

          (26) if the principal of (or premium, if any) or interest, if any, on the Securities of such series are to be payable, at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the method by which such amount shall be determined, and the periods within which, and the terms and conditions upon which, any such election may be made; and"

          1.4  Amendment to Section 303 of the Indenture.  Section 303 of the
               -----------------------------------------
Indenture is hereby amended by (a) replacing the word "definitive" on the third line of the sixth full paragraph with the word "permanent" and (b) inserting as the eighth paragraph of such Section the following:

          "Any temporary global Security and any permanent global Security shall, unless otherwise provided therein, be delivered to a Depositary designated pursuant to Section 301, for the benefit, in the case of a global Security in bearer form, of Euroclear and Cedel, and for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct). With respect to temporary global Securities in bearer form, on or prior to the last day of the Restricted Period, the Company shall deliver to the Trustee or the Global Exchange Agent as applicable definitive Bearer Securities and definitive Registered Securities executed by the Company."

          1.5  Amendment to Section 304 of the Indenture.  Section 304 of the
               -----------------------------------------
Indenture is hereby amended by (a) deleting Section 304 in its entirety and (b) inserting in lieu thereof the following:

     "SECTION 304.  Temporary Securities; Exchange of Temporary Global
                    Securities and Permanent Global Securities in Bearer Form.
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                                                                               4

          Pending the preparation of permanent Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the permanent Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Any such temporary Securities may be in global form, representing such of the Outstanding Securities of such series as shall be specified therein.

          Except in the case of temporary global Securities in bearer form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securities of any series are issued, the Company will cause permanent Securities of that series to be prepared within a reasonable period of time after the issue date of such temporary Securities. After the preparation of permanent Securities of such series, the temporary Securities of such series shall be exchangeable for permanent Securities of such series and of a like Stated Maturity and with like terms and provisions upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and (in accordance with a Company Order delivered at or prior to the authentication of the first permanent Security of such series) the Trustee shall authenticate and deliver in exchange therefor a like principal amount of permanent Securities of the same series of authorized denominations and of a like Stated Maturity and with like terms and provisions; provided, however, unless otherwise specified pursuant Section 301, no permanent Bearer Securities shall be delivered in exchange for a temporary Registered Security; and provided, further, that permanent Bearer Securities shall be delivered in exchange for a temporary global Security in bearer form only in compliance with the conditions set forth in Section 303 and this Section
     304. Until exchanged as herein above provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as permanent Securities of the same series and tenor authenticated and delivered hereunder.

          Within a reasonable period of time after the Restricted Period but in any event not later than the date specified in or determined pursuant to the terms of any temporary global Security in bearer form, the Securities represented by any such temporary global Security in bearer form may be exchanged for (i) in whole, definitive Bearer Securities or (ii) in whole, Securities to be represented thereafter by one or more permanent global Securities in bearer form, without interest coupons, and/or (iii) in whole or in part, definitive Registered Securities (the date of such exchange, the "Exchange Date"); provided, however, that if definitive Bearer Securities have previously been issued in exchange for an interest in a permanent global Security in bearer form representing Securities of the same series, then (unless the Securities which would continue to be represented by any such permanent global Security in bearer form would be regarded by Euroclear and Cedel as fungible with any such definitive Bearer Securities issued in partial exchanges for interests in any such permanent global Security) interests in such temporary global Security in bearer form shall only thereafter be exchangeable, in whole, for definitive Bearer Securities, definitive Registered Securities or any combination thereof; provided, further, however, that if definitive Bearer Securities have previously been issued in exchange for interests in a temporary global Security in bearer form representing Securities of the same series, then interests in any such temporary global Security shall not be exchangeable for interests in a permanent global Security in bearer form of the series (unless the Securities to be represented by any such permanent global Security in bearer form would be regarded by Euroclear and Cedel as fungible with such previously issued definitive Bearer Securities). On the Exchange Date any such temporary global Security shall be surrendered by the Depositary to the Trustee as the Company's agent for such purpose, or the agent appointed by the Company pursuant to Section 301 to effect the exchange of any such temporary global Security for permanent Securities (the "Global Exchange Agent"), and following such surrender, the Trustee or the Global Exchange Agent (as authorized by the Trustee as an Authenticating Agent pursuant to Section 614) shall (1) endorse any such temporary global Security to reflect the reduction of its principal amount by an equal aggregate principal amount of such permanent Securities being registered, (2) endorse the applicable permanent global Security in bearer form, if any, to reflect the initial amount, or an increase in the amount of Securities represented thereby, (3) manually authenticate such definitive Bearer Securities, definitive Registered Securities or permanent global Security, as the case may be, (4) deliver such definitive Bearer Securities or definitive Registered Securities, as the case may be, to the Holder thereof or, as the case may be, deliver such permanent global Security in bearer form to the Depositary to be held outside the United States for the accounts of Euroclear and Cedel, for credit to the respective accounts at Euroclear and Cedel, designated by or on behalf of the beneficial owners of such Securities (or to such other accounts as they may direct) and (5) redeliver such temporary global Security to the Depositary, unless such temporary global Security shall have been cancelled in accordance with Section 309 hereof provided, however, that, unless otherwise specified in such temporary global Security or unless a certificate substantially in the form set forth in Exhibit B to this Indenture has previously been provided pursuant to this Section 304, upon such presentation by the Depositary, such temporary global Security shall be accompanied by a certificate dated the Exchange Date, or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged for definitive Bearer Securities, definitive Registered Securities or Securities represented by one or more permanent global Securities in bearer form, as the case may be, and a certificate dated the Exchange Date or a subsequent date and signed by Cedel, as to the portion of such temporary global Security held for its account then to be exchanged for definitive Bearer Securities, definitive Registered Securities or Securities represented by one or more permanent global Securities in bearer form, as the case may be, each substantially in the form set forth in Exhibit B to this Indenture. Each certificate substantially in the form of Exhibit B hereto of Euroclear or Cedel, as the case may be, shall be based on certificates of the account holders listed in the records of Euroclear or Cedel, as the case may be, as being entitled to all or any portion of the applicable temporary global Security. An account holder of Euroclear or Cedel, as the case may be, desiring to effect the exchange of an interest in a temporary global Security in bearer form for definitive Bearer Securities, definitive Registered Securities or Securities represented by one or more permanent global Securities in bearer form, as the case may be, shall instruct Euroclear or Cedel, as the case may be, to request such exchange on its behalf and shall deliver to Euroclear or Cedel, as the case may be, a certificate substantially in the form of Exhibit A hereto and dated no earlier than 15 days prior to the Exchange Date.

          The delivery to the Trustee or the Global Exchange Agent by Euroclear or Cedel of any certificate substantially in the form of Exhibit B hereto may be relied upon by the Company and the Trustee or the Global Exchange Agent as conclusive evidence that a corresponding certificate or certificates has or have been delivered to Euroclear or to Cedel, as the case may be, pursuant to the terms of this Indenture.

          At any time after the last day of the Restricted Period, upon 30 days' notice to the Trustee or the Global Exchange Agent by Euroclear or Cedel, as the case may be, acting at the request of or on behalf of the beneficial owner, Securities represented by a permanent global Security in bearer form may be exchanged in whole for definitive

     Bearer Securities or in whole or in part for definitive Registered Securities and the Trustee or the Global Exchange Agent shall authenticate and deliver, in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged, which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as contemplated by Section 301, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that if definitive Bearer Securities are issued in partial exchange for Securities represented by such a permanent global Security or by a temporary global Security in bearer form of the same series, such issuance shall (unless the Securities which would continue to be represented by such permanent global Security would be regarded by Euroclear and Cedel as fungible with any such definitive Bearer Securities issued in partial exchange for Securities represented by any such permanent global Security or any such temporary global Security of the same series) give rise to the exchange of such permanent global Security in whole for, at the option of the Holders entitled thereto, definitive Bearer Securities, definitive Registered Securities or any combination thereof.
     On or prior to the thirtieth day following receipt by the Trustee or the Global Exchange Agent of such notice with respect to the exchange of such Securities or, if such day is not a Business Day, the next succeeding Business Day, the permanent global Security shall be surrendered by the Depositary to the Trustee or the Global Exchange Agent, as the Company's agent for such purpose, to be so exchanged for definitive Securities following such surrender, upon the request of Euroclear or Cedel, as the case may be, and the Trustee or the Global Exchange Agent shall (1) endorse the applicable permanent global Security to reflect the reduction of its principal amount by the aggregate principal amount of such definitive Securities being requested, (2) cause the terms of such Securities and coupons, if any, to be entered on one or more definitive Bearer Securities and/or definitive Registered Securities, as the case may be, (3) manually authenticate such definitive Securities and (4) with respect to definitive Bearer Securities, deliver such definitive Securities outside the United States to Euroclear or Cedel, as the case may be, for or on behalf of the beneficial owner thereof, in exchange for a portion of such permanent global Security.

          Unless otherwise specified in any such temporary global Security or permanent global Security in bearer form, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security or permanent global Security, except that a Person receiving definitive

     Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euroclear or Cedel or at the Corporate Trust Office of the Trustee or at the office or agency in a Place of Payment for Securities of such series, as the case may be. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Security or a permanent global Security in bearer form shall be delivered only outside the United States.

          Until exchanged in full as herein above provided, any temporary global Security or permanent global Security in bearer form shall in all respects be entitled to the same benefits under this Indenture as definitive Bearer Securities of the same series and tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by
     Section 301, interest payable on any such temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Cedel on such Interest Payment Date only upon delivery by Euroclear and Cedel to the Trustee or the Global Exchange Agent of a certificate or certificates substantially in the form set forth in Exhibit B to this Indenture, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to Euroclear or Cedel, as the case may be, a certificate substantially in the form set forth in Exhibit A to this Indenture.

          Any definitive Bearer Security authenticated and delivered by the Trustee in exchange for a portion of a temporary global Security in bearer form or a permanent global Security in bearer form shall not bear a coupon for any interest which shall theretofore have been duly paid by the Trustee to Cedel or Euroclear or by the Company to the Trustee in accordance with the provisions of this Section 304."

          1.6  Amendment to Section 305 of the Indenture.  Section 305 of the
               -----------------------------------------
Indenture is hereby amended by (a) deleting Section 305 in its entirety and (b) inserting in lieu thereof the following:

     "SECTION 305.  Registration, Registration of Transfer and Exchange.

               The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby appointed Security Registrar for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

               Upon surrender for registration of transfer of any Registered Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and in a like aggregate principal amount and of a like Stated Maturity and with like terms and conditions.

               Except as set forth below, at the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denominations and in a like aggregate principal amount and of a like Stated Maturity and with like terms and conditions, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Except as otherwise specified pursuant to Section 301, Registered Securities may not be exchanged for Bearer Securities.

               Notwithstanding any other provision of this Section or Section 304, unless and until it is exchanged in whole or in part for Registered Securities in definitive form, a global Security representing all or a portion of the Registered Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

               At the option of the Holder, definitive Bearer Securities of any series may be exchanged for definitive Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the definitive Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a definitive Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the definitive Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a definitive Bearer Security of any series is surrendered at any such office or agency in exchange for a definitive Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such definitive Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be (or, if such coupon is so surrendered with such definitive Bearer Security, such coupon shall be returned to the person so surrendering the definitive Bearer Security), and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the definitive Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

               Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

               If at any time the Depositary for Securities of a series in registered form notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities for such series shall no longer be eligible under Section 303, the Company shall appoint a successor Depositary with respect to the Securities for such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 301 shall no longer be effective with respect to the Securities for such series and the Company will issue, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Registered Securities of such series, will authenticate and deliver Registered Securities in definitive form in exchange for an aggregate principal amount equal to the principal amount of the global Security or Securities representing such Securities.

               The Company may at any time and in its sole discretion determine that the Registered Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event, the Company will issue, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Registered Securities of such series, will authenticate and deliver, Registered Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount in exchange for the global Security or Securities representing such Registered Securities.

               If specified by the Company pursuant to Section 301 with respect to a series of Securities in registered form, the Depositary for such series of Securities may surrender a global Security for such series of Securities in exchange in whole or in part for Registered Securities of such series of like tenor and terms and in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (i) to each Person specified by such Depositary a new Registered Security or Securities of the same series, of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the global Security; and (ii) to such Depositary a new global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of Registered Securities delivered to Holders thereof.

               Upon the exchange in full of a global Security for Securities in definitive form, such global Security shall be cancelled by the Trustee. Registered Securities issued in exchange for a global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The

     Trustee shall deliver such Registered Securities to the persons in whose names such Securities are so registered.

               All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

               Every Registered Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

               No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1108 not involving any transfer.

               The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 1104 and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption as a whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption."

          SECTION 2.  EFFECT OF FIFTH SUPPLEMENTAL INDENTURE

          The amendments to the Indenture contained in this Fifth Supplemental Indenture shall be effective only with respect to
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                                                                              13

those series of Securities initially issued on or after the date hereof.

                        -------------------------------

          Citibank, N.A. hereby accepts the trusts in this Fifth Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

          IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this Fifth Supplemental Indenture to be signed, and acknowledged by its President, its Chairman of the Board, one of its Vice Presidents, its Chief Financial Officer or its Treasurer, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary, its Assistant Secretary or one of its Attesting Secretaries, and Citibank, N.A. , as Trustee, has caused this Fifth Supplemental Indenture to be signed and acknowledged by one of its Assistant Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Trust Officers, as of the day and year first above written.

                                    LEHMAN BROTHERS HOLDINGS INC.


                                    By:___________________________

[Corporate Seal]

Attest:


___________________________

                                    CITIBANK, N.A., as Trustee


                                    By:___________________________

[Corporate Seal]

Attest:


____________________________
Trust Officer